UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 15, 2019

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934: None

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2019, Real Goods Solar, Inc. (the “Company”) entered into a Dealer-Manager Agreement with Advisory Group Equity Services, Ltd. d/b/a RHK Capital (“RHK Capital”), as dealer-manager, in connection with the Company’s distribution, at no charge, to each of (i) the holders of the Company’s Class A common stock, and (ii) the holders of warrants exercisable for the Company’s Class A common stock, (collectively the “Rights Holders”) non-transferable subscription rights (“Rights”) to purchase up to, subject to proration and other restrictions, an aggregate of 10 shares of Real Goods Solar, Inc.’s Series 1 Preferred Stock, par value $0.0001 per share, at a subscription price of $10 per share of Series 1 Preferred Stock (the “Rights Offering”). The Company intends to offer up to 2,000,000 shares of Series 1 Preferred Stock in the Rights Offering. The Company expects to conduct the Rights Offering pursuant to its Offering Statement on Form 1-A (File No. 024-11087), as amended (the “Offering Statement”). The Dealer-Manager Agreement became effective upon the qualification of the Offering Statement by the Securities and Exchange Commission.

RHK Capital is not underwriting any of the Rights or the shares of Series 1 Preferred Stock in the Rights Offering nor is RHK Capital required to arrange or procure the purchase or sale of any specific number or dollar amount of the shares of Series 1 Preferred Stock.

Pursuant to the Dealer-Manager Agreement, the Company is obligated to pay RHK Capital as compensation a cash fee of 6.0% of the proceeds of the Rights Offering plus a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the Rights Offering, which fee and expense to be calculated in respect of the total gross proceeds received by the Company from the exercise of the Rights in the Rights Offering.

The following table shows the per-share and total fee the Company will pay to RHK Capital in connection with the Rights Offering (assuming the Rights Offering is fully subscribed):

	Price to Public	Dealer- Manager Fee	Proceeds to Issuer Before Expenses
Per Share of Series 1 Preferred Stock	$10.00	$0.60	$9.40
Total	$20,000,000	$1,200,000	$18,800,000

As part of the 0.2% accountable expense allowance referenced above, the Company has advanced to RHK Capital funds, in the amount of $25,000, to be applied against due diligence, road show and other expenses incurred or to be incurred by RHK Capital, as dealer-manager, in connection with the Rights Offering. The Dealer-Manager Agreement provides that the Company’s obligation to reimburse the out-of-pocket accountable expenses of RHK Capital in the Rights Offering shall not exceed the aggregate maximum sum of $40,000, and provides further that, in the event the Rights Offering is not consummated, any portion of such accountable expense allowance that may be advanced by the Company but not used by RHK Capital’s actual out-of-pocket expenses shall be promptly reimbursed to the Company.

Under the Dealer-Manager Agreement, the Company has agreed to indemnify RHK Capital for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Company has also agreed to contribute to payments RHK Capital may be required to make in respect of such liabilities. The Dealer-Manager Agreement also provides that RHK Capital will not be subject to any liability to the Company in rendering the services contemplated by the Dealer-Manager Agreement except for any act of bad faith or gross negligence of RHK Capital.

A copy of the Dealer-Manager Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company posted the attached business update related to the Company’s business to the investor relations section of its website on November 19, 2019. A copy of the business update is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01 and the business update attached hereto as Exhibit 99.1 is being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained under this Item 7.01 and the business update attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

At approximately 4:00 p.m. eastern time on November 19, 2019, the Securities and Exchange Commission qualified the Offering Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Dealer-Manager Agreement, dated November 15, 2019, by and between Real Goods Solar, Inc. and Advisory Group Equity Services Ltd., d/b/a RHK Capital.

99.1	Business update, dated November 19, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer, Chief Administrative Officer Principal Accounting Officer and Treasurer

Date: November 19, 2019